UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 6, 2008
The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 860-547-5000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On October 6, 2008, The Hartford Financial Services Group, Inc. (the “Company”) entered into a Transaction Agreement, dated as of October 6, 2008 (the “Transaction Agreement”), with Allianz SE (“Allianz”) pursuant to which, among other things, the Company agreed to issue and sell in a private placement to Allianz for aggregate cash consideration of $2.5 billion: (i) $1.75 billion of the Company’s 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 (the “Debentures”); (ii) 24,193,548 preferred shares convertible into the Company’s common stock at an issue price of $31.00 per share (the “Common Stock Investment”); and (iii) warrants (the “Warrants”) that are structured to entitle Allianz, upon receipt of necessary regulatory and other approvals, to purchase 69,115,324 shares of Common Stock at an initial exercise price of $25.32 per share.
          Completion of the transaction (the “Closing”) is subject to execution and delivery of an Investment Agreement and Registration Rights Agreement and other customary closing conditions. The closing conditions do not include an “absence of a material adverse change” condition between signing and Closing.
Debentures
          The Debentures will be issued pursuant to a Junior Subordinated Indenture, dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture between the Company and the Trustee to be entered into at the Closing. The Debentures will rank pari passu with the Company’s 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068. The Company will also enter into a replacement capital covenant (the “RCC”) at Closing, whereby the Company will agree for the benefit of certain of its debtholders named therein that it will not repay, redeem, defease or repurchase and will cause its subsidiaries not to purchase, as applicable, all or any portion of the Debentures at any time prior to the fortieth anniversary of the issue date, except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the applicable percentage (as defined in the RCC) of the proceeds from the sale of certain replacement capital securities as set forth in the RCC. The Debentures will not be subject to any transfer restrictions other than those imposed under applicable securities laws.
Common Stock
          Allianz’s Common Stock Investment will initially be in the form of depositary shares (“Depositary Shares”) representing a new series of non-voting preferred stock (the “Preferred Stock”) that will participate on a pari passu basis with dividends paid on the Common Stock and will be convertible into Common Stock upon receipt of certain regulatory approvals.
Warrants
          In connection with its investment, Allianz will receive Warrants that, after all necessary governmental and regulatory approvals and any required approval from the Company’s shareholders have been obtained, will be exercisable to purchase 69,115,324 shares of Common Stock at an initial exercise price of $25.32 per share. Until such approvals have been obtained, the Warrants will be immediately exercisable for Preferred Stock represented by Depositary Shares. The exercise price is subject to adjustment for, among other things, certain anti-dilution events. In addition, if any such required shareholder approval is not obtained within six months, the exercise price of the Warrants will be permanently reduced by 5%. The Warrants have a term of seven years.
          Until the third anniversary of the Closing Date, the Warrants and any Preferred Stock or Common Stock received upon exercise of the Warrants are subject to restrictions on transfer, except for transfers to its affiliates. In addition to the foregoing limitation on transferability, Allianz may not transfer such Warrants or Common Stock except in (x) an underwritten public offering on customary terms and conditions or (y) one or more private transactions, subject in the case of such private transactions, to a right of first refusal on customary terms in favor of the Company if any such transaction would result in any person or group (within the meaning of the federal securities laws) acquiring 5% or more of the Company’s Common Stock.
Standstill Provisions
          Under the Transaction Agreement, Allianz has agreed to certain standstill provisions for a ten-year period following the date of the Transaction Agreement, including limitations or prohibitions, among other things, on the acquisition of shares of Common Stock that would result in its beneficially owning more than 25% of the outstanding Common Stock, making or proposing a merger or change of control transaction or soliciting proxies, subject in each case to certain exceptions for a change of control and other matters, as specified in the Transaction Agreement.
Registration Rights
          Pursuant to the Transaction Agreement, the Company has also agreed to grant Allianz certain demand registration rights with respect to the shares of the Company’s Common Stock that it acquires upon conversion of the Preferred Stock and pursuant to exercise of the Warrants. Allianz will have the right to demand registration of such shares of Common Stock for resale at any time after the Closing Date on the basis of one occasion every six months, subject to customary blackout and suspension periods. Allianz will also have customary piggyback registration rights.
          A copy of the Company’s press release announcing the transaction is attached as Exhibit 99.1, and the portion thereof under the heading “Terms of Investment” and the legend appearing as the last paragraph of the release are incorporated by reference herein.
Item 2.02 Results of Operations and Financial Condition.
          On October 6, 2008, the Company issued a press release that included certain preliminary estimates of its financial results for the three months ended September 30, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
          As described under Item 1.01 above, pursuant to the Transaction Agreement, the Company has agreed to sell to Allianz for cash in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, 24,193,548 shares of Common Stock (which investment will initially take the form of Depositary Shares representing Preferred Stock convertible into Common Stock) at an issue price of $31.00 per share and Warrants that, upon receipt of necessary regulatory and other approvals, will be exercisable to purchase 69,115,324 shares of Common Stock at an initial price of $25.32 per share (or in certain circumstances additional shares of Preferred Stock as described in Item 1.01 above).
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

99.1	Press Release of The Hartford Financial Services Group, Inc. dated October 6, 2008

3

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.
October 6, 2008	By:	/s/ Ricardo A. Anzaldua
		Name:	Ricardo A. Anzaldua
		Title:	Senior Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Hartford Financial Services Group, Inc. dated October 6, 2008